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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 26, 1999 relating to the financial statements and financial statement schedule of KFC National Purchasing Cooperative, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Louisville, Kentucky
July 22, 1999
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                   REPORT ON FINANCIAL STATEMENT SCHEDULE AND
                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
KFC National Purchasing Cooperative, Inc.:


The audits referred to in our report dated December 8, 1997, included the related financial statement schedule for each of the years in the two-year period ended October 31, 1997, included in the Registration Statement. This financial statement schedule is the responsibility of the Cooperative's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP


Louisville, Kentucky
July 22, 1999